EXHIBIT (23)(B)



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                          Independent Auditors' Consent


The Board of Directors
Donegal Group Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.



                                                  KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
May 6, 1997